Exhibit 5(b) & 8

[Thelen, Reid & Priest Letterhead]

New York, New York

April 6, 2005

Northwest Natural Gas Company

One Pacific Square

220 N.W. Second Avenue

Portland, Oregon 97209

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-3 (“Registration Statement”) to be filed by Northwest Natural Gas Company (the “Company”) on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), contemplating the sale from time to time by the Company of up to 750,000 additional shares of its Common Stock (“Stock”) and the Common Share Purchase Rights appurtenant thereto (“Rights”) pursuant to its Dividend Reinvestment and Direct Stock Purchase Plan (“Plan”), we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based on the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing under the laws of the State of Oregon.

2. To the extent that the Company shall issue authorized but unissued shares of Stock and Rights appurtenant thereto for sale pursuant to the Plan, when issued and delivered as contemplated in the Registration Statement for the consideration contemplated in the Registration Statement, such Stock will be validly issued, fully paid and non-assessable and the Rights appurtenant to such Stock will be validly issued and binding obligations of the Company.

3. The statements made in the Registration Statement under the heading, “Tax Consequences of Participation in the Plan”, constitute an accurate general description, in general terms, of the material federal income tax consequences to the participants in the Plan.

For purposes of the opinions set forth in paragraph 2 above, we have assumed that the Stock will be issued in compliance with an appropriate order or orders of the Public Utility Commission of Oregon and the Washington Utilities and Transportation Commission.

In rendering this opinion, we have relied, as to all matters governed by the laws of the State of Oregon, upon the opinion of even date herewith addressed to you of C.J. Rue, Secretary of the Company, which is to be filed as Exhibit 5(a) to the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Thelen Reid & Priest LLP

THELEN REID & PRIEST LLP

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